Exhibit 10.1

May 18, 2010

VIA EMAIL

SMTC Manufacturing Corporation of California

2302 Trade Zone Boulevard

San Jose, California USA 95131

-and-

SMTC Manufacturing Corporation of Massachusetts

109 Constitution Boulevard, Unit 160

Franklin, Massachusetts USA 02038

-and-

SMTC Mex Holdings, Inc.

635 Hood Road

Markham, Ontario Canada L3R 4N6

Dear Ms. Jane Todd:

Re:	Wachovia Capital Finance Corporation (Central), Export Development Canada, SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc.

Reference is made to the Second Amended and Restated US Loan Agreement dated as of August 7, 2008 as amended by letter agreements dated April 2, 2009, August 4, 2009 and December 4, 2009 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “US Loan Agreement”) between Wachovia Capital Finance Corporation (Central), as the Revolving Lender and the Agent, Export Development Canada, as the Tranche B Lender and the Tranche B Agent, each of SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc., as the US Borrowers, and certain other Obligors.

1.	Definitions. In this letter, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the US Loan Agreement.

2.	Amendment to US Loan Agreement.

(a)	This letter is an amendment to the US Loan Agreement. Unless the context of this letter otherwise requires, the US Loan Agreement and this letter shall be read together and shall have effect as if the provisions of the US Loan Agreement and this letter were contained in one agreement. The term “Agreement” when used in the US Loan Agreement means the US Loan Agreement as amended by this letter, together with all amendments, modifications, supplements, extensions, renewals, restatements and replacements thereof from time to time.

(b)	The US Loan Agreement is amended as follows:

(i)	Effective March 20, 2010 Wachovia Bank, N.A. and Wachovia Bank of Delaware, N.A. merged into Wells Fargo Bank, N.A. and the parties hereto acknowledge such merger and any reference in the US Loan Agreement to “Wachovia Bank, N.A.” shall be replaced by “Wells Fargo Bank, N.A.

(ii)	Effective March 31, 2010, Wachovia Capital Finance Corporation (Canada) changed its legal name to Wells Fargo Capital Finance Corporation Canada and the parties hereto acknowledge such name change and any reference in the US Loan Agreement to “Wachovia Capital Finance Corporation (Canada)” shall be replaced by “Wells Fargo Capital Finance Corporation Canada”.

(iii)	The definition of “Applicable Margin” in Section 1.5 of the US Loan Agreement is amended by deleting the existing table therein and replacing it with the following table:

Level	Total Leverage Ratio	Applicable Margin for Libor Rate Loans provided by Tranche B Lenders	Applicable Margin for Reference Rate Loans
Level I	Greater than or equal to 2.00x	3.50%	2.25%
Level II	Less than 2.00x but greater than or equal to 1.50x	3.00%	1.75%
Level III	Less than 1.50x	2.50%	1.25%

(iv)	Section 1.67 “Fixed Charge Coverage Ratio”, Section 1.68 “Fixed Charges” and Section 8.22 “Fixed Charge Coverage Ratio” are deleted.

(v)	Section 1.81 “Interest Rate” of the US Loan Agreement is deleted and replaced with:

““Interest Rate” shall mean shall the following interest rates as set forth in the table below. The applicable Interest Rate shall be determined and adjusted quarterly by Agent on each Calculation Date by reference to EBITDA for SMTC Corporation and each of its Subsidiaries determined by Agent at the end of the most recently ended fiscal quarter of SMTC Corporation preceding the applicable Calculation Date on a consolidated rolling four (4) fiscal quarter basis and in accordance with GAAP. If US Borrowers fail to provide the Officer’s Compliance Certificate as required by Section 8.6(a)(ii) for the most recently ended fiscal quarter of SMTC Corporation preceding the applicable Calculation Date, the applicable Interest Rate for such Calculation Date shall be based on Level III until such time as such Officer’s Compliance Certificate is provided, at which time the Level shall be determined by Agent by reference to the EBITDA for SMTC Corporation and each of its Subsidiaries at the end of the most recently ended fiscal quarter of SMTC Corporation preceding the applicable Calculation Date on a consolidated rolling four (4) fiscal quarter basis and in accordance with GAAP:

Level	EBITDA	Interest Rate if Revolving Loan bearing interest at Prime Rate	Interest Rate if Revolving Loan bearing interest at Adjusted Libor Rate
Level I	Greater than or equal to US$15,000,000	Prime Rate per annum	Adjusted Libor Rate plus 3%
Level II	Less than US$15,000,000 but greater than or equal to US$13,000,000	Prime Rate plus 0.5% per annum	Adjusted Libor Rate plus 3.5%
Level III	Less than US$13,000,000	Prime Rate plus 1.0% per annum	Adjusted Libor Rate plus 4.0%

Provided however that “Interest Rate” shall mean a rate of interest of three (3%) percent per annum in excess of the applicable Interest Rate for Revolving Loans, at Agent’s option, without notice, (A) on non-contingent Obligations (i) for the period on and after the date of termination or non-renewal of the Revolving Loans until such time as Revolving Lender and Agent have received full and final payment of all such Obligations and (ii) for the period from and after the date of the occurrence of an Event of Default so long as such Event of Default is continuing as determined by Agent (notwithstanding entry of any judgment against a US Borrower) and (B) on the Revolving Loans at any time outstanding in excess of the amounts available to US Borrowers under Section 2 hereof (whether or not such excess(es) arise or are made with or without Agent’s knowledge or consent and whether made before or after an Event of Default) (a “Revolving Loans Excess Position”) until such time as the Revolving Loans outstanding are no longer in a Revolving Loans Excess Position; provided however, in the event the Revolving Loans are in a Revolving Loans Excess Position solely as a result of a subjective exercise of Agent’s discretion to revise the Availability Reserves pursuant to Section 2 hereof and absent objective circumstances or events to justify same, the Interest Rate for the purposes of subparagraph (B) shall come into effect on the fifth (5) Business Day following written notice of same given by Agent to US Borrowers.”.

(vi)	Section 1.95 “Maturity Date” of the US Loan Agreement is deleted and replaced with:

““Maturity Date” shall mean the date which is the earlier to occur of (i) August 12, 2013 and (ii) the termination of this Agreement pursuant to the terms hereof.”.

(vii)	Schedule 2.3(b)(i) to the US Loan Agreement is deleted and replaced with Schedule 2.3(b)(i) attached to this letter. For greater certainty, US Borrowers shall not be required to pay any principal repayments on the Tranche B Loan pursuant to Section 2.3(b)(i) of the US Loan Agreement during the 2010 fiscal year of SMTC Corporation.

(viii)	Section 8.6(a)(i) “Financial Statements and Other Information” of the US Loan Agreement is deleted and replaced with:

“(i) within thirty (30) days after the end of each fiscal month or within forty-five (45) days after the end of a fiscal month that is the month end of a fiscal quarter of SMTC Corporation, monthly unaudited financial statements of Canadian Borrower and US Borrowers and unaudited consolidating financial statements of SMTC Corporation (including in each case balance sheets, statements of income and loss, statements of cash flow, statements of shareholders’ equity, sales backlog reports and sales and profitability reports for the ten (10) largest customers of SMTC and its Subsidiaries), all in reasonable detail, fairly presenting the financial position and the results of the operations of US Borrowers, Canadian Borrower and SMTC Corporation and their respective Subsidiaries as of the end of and through such fiscal month;”.

(ix)	Section 8.6(a)(ii) “Financial Statements and Other Information” of the US Loan Agreement is deleted and replaced with:

“(ii) within forty-five (45) days after the end of each fiscal quarter of SMTC Corporation, quarterly unaudited financial statements of Canadian Borrower and US Borrowers and unaudited consolidating financial statements of SMTC Corporation (including in each case balance sheets, statements of income and loss, statements of cash flow, statements of shareholders’ equity, sales backlog reports and sales and profitability reports for the ten (10) largest customers of SMTC and its Subsidiaries), all in reasonable detail, fairly presenting the financial position and the results of the operations of US Borrowers, Canadian Borrower and SMTC Corporation and their respective Subsidiaries as of the end of and through such fiscal quarter together with a certificate of the chief financial officer of each US Borrower in form and content satisfactory to US Lenders and substantially in the form attached hereto as Schedule 8.6 (each, an “Officer’s Compliance Certificate”) setting out the Total Leverage Ratio for the calculation of the Applicable Margin, the EBITDA amount for the calculation of the Interest Rate and compliance with Sections 8.18, 8.23 and 8.24 each as at the end of the most recent fiscal quarter of SMTC Corporation, and the calculations used to determine such ratio, amount and compliance and attaching the financial statements used to determine such ratio, amount and compliance;”.

(x)	Section 8.18 “EBITDA” of the US Loan Agreement is deleted and replaced with:

“8.18	EBITDA

Each US Borrower shall ensure that EBITDA for SMTC Corporation and its Subsidiaries, calculated at the end of each fiscal quarter of SMTC Corporation on a consolidated rolling four (4) fiscal quarter basis and in accordance with GAAP, shall not be less than the amounts set forth in the table below:

End of Fiscal Quarter	TTM EBITDA
June 2010	US$	5,500,000
September 2010	US$	8,000,000
December 2010	US$	8,000,000
March 2011	US$	8,000,000
June 2011	US$	8,000,000
September 2011	US$	10,000,000
December 2011	US$	10,000,000
March 2012	US$	11,000,000
June 2012	US$	11,000,000
September 2012	US$	11,000,000
December 2012	US$	11,000,000
March 2013	US$	12,000,000
June 2013	US$	12,000,000
September 2013	US$	12,000,000
December 2013	US$	12,000,000

Agent, Tranche B Agent and US Borrowers acknowledge and agree that Schedule 8.18 attached hereto sets out how Agent calculated the EBITDA covenant in Section 8.18.”.

(xi)	Section 8.23 “Maximum Total Debt” of the US Loan Agreement is deleted and replaced with:

“8.23	Maximum Total Debt

Each US Borrower shall ensure that the ratio of outstanding Total Debt of SMTC Corporation and its Subsidiaries under this Agreement, the Canadian Loan Agreement and Capital Leases to trailing twelve (12) month EBITDA of SMTC Corporation and its Subsidiaries calculated at the end of each fiscal quarter on a consolidated basis in accordance with GAAP shall not exceed 3:1. For purposes of calculating EBITDA for this Section 8.23 only, EBITDA may include cash payments of accounts receivable of SMTC Corporation and its Subsidiaries due before the applicable fiscal quarter end in accordance with customary procedures that are received by SMTC Corporation and its Subsidiaries within five (5) Business Days of such applicable fiscal quarter end.”.

(xii)	Section 8.24 “Maximum Unfunded Capital Expenditures” of the US Loan Agreement is deleted and replaced with:

“8.24	Maximum Unfunded Capital Expenditures

Each US Borrower shall ensure that SMTC Corporation and its Subsidiaries do not, directly or indirectly, make or commit to make, whether through purchase, capital leases or otherwise, unfunded Capital Expenditures in an aggregate amount in excess of the amounts set forth in the table below for each fiscal year of SMTC Corporation. Fifty percent (50%) of the unused portion of the Capital Expenditure amount set forth below in a fiscal year not to exceed US$1,000,000 for such fiscal year may be carried over for expenditure in the next succeeding fiscal year only, however any Capital Expenditure made during any fiscal year shall be deemed made first in respect of amounts permitted for such fiscal year as provided below and second in respect of amounts permitted to be carried over from the prior fiscal year.

Fiscal Year	Maximum Unfunded Capital Expenditures
2010	US$	3,000,000
2011	US$	4,000,000
2012	US$	5,000,000
2013	US$	5,000,000

(xiii)	Schedules 8.6 and 8.18 attached hereto shall be deemed to be the Schedule 8.6 and 8.18 attached to the US Loan Agreement.

(xiv)	“Libor Rate Loans” under the US Loan Agreement shall include any portion of a Revolving Loan made by the Revolving Lender on which interest is payable based on the Adjusted Libor Rate, US Borrowers agree to comply with such customary procedures as are generally established by Agent for customers and specified by Agent to US Borrowers from time to time for requests by US Borrowers for Libor Rate Loans that are Revolving Loans and the provisions in the US Loan Agreement relating to Libor Rate Loans and references therein to “Tranche B Agent”, “Tranche B Lenders” and “Reference Rate Loans” shall include references to “Agent”, “Revolving Lender” and “Prime Rate Revolving Loans” in the context of Libor Rate Loans that are Revolving Loans.

(c)	The effective date of the amendment to the US Loan Agreement provided in this letter is May 18, 2010.

3.	No Novations. Nothing in this letter, or in the US Loan Agreement when read together with this letter, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

4.	Financing Agreement. This letter is a Financing Agreement.

5.	Amendment Fee. The US Borrowers shall pay to the Agent an amendment fee of US$50,000, which amendment fee shall be fully earned as of and payable on the date hereof. The US Borrowers shall pay to the Tranche B Agent an amendment fee of US$50,000, which amendment fee shall be fully earned as of and payable on the date hereof.

6.	Expenses. The US Borrowers shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to the Agent, Tranche B Agent and US Lenders in connection with the preparation, negotiation, completion, execution, delivery and review of this letter and all other documents and instruments arising therefrom and/or executed in connection therewith.

7.	Continuance of US Loan Agreement and Security.

(a)	The US Loan Agreement, as amended by this letter, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.

(b)	Each of the US Borrowers and Obligors hereby acknowledges, confirms and agrees that:

(i)	all security delivered by the US Borrowers and the Obligors in connection with the US Loan Agreement secures the payment of all of the Obligations including, without limitation, the obligations arising under the US Loan Agreement, as amended by the terms of this letter; and

(ii)	the Agent, the Tranche B Agent and the US Lenders shall continue to have valid, enforceable and perfected first priority liens upon the collateral described in the Financing Agreements, subject only to liens expressly permitted pursuant to the US Loan Agreement.

(c)	To induce the Agent, the Tranche B Agent and the US Lenders to enter into this letter, each of the US Borrowers and the Obligors hereby represent and warrant to each of the Agent, the Tranche B Agent and the US Lenders as follows, which representations and warranties shall survive the execution and delivery of this letter:

(i)	the US Borrowers and the Obligors are in compliance with all covenants in the Financing Agreements;

(ii)	all the representations and warranties set out in the Financing Agreements are true and accurate;

(iii)	no Default or Event of Default has occurred or is continuing;

(iv)	no material adverse change has occurred with respect to any of the US Borrowers or the Obligors since the date of the Agent’s latest field examination and no change or event has occurred which would have a material adverse effect on any of the US Borrowers or the Obligors;

(v)	the execution delivery, delivery and performance of this letter and the transactions contemplated hereunder are all within its powers, have been duly authorized by it and are not in contravention of law or the terms of its organizational documents or any indenture, agreement or undertaking to which it is a party or by which it or its property is bound;

(vi)	it has duly executed and delivered this letter; and

(vii)	this letter constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

8.	Counterparts. This letter may be executed in any number of separate original, facsimile or pdf counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.	Governing Law. The validity, interpretation and enforcement of this letter and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the State of Illinois.

10.	Further Assurances. At the request of any of the Agent, the Tranche B Agent and the US Lenders at any time and from time to time, each of the US Borrowers and the Obligors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be requested by any of the Agent, the Tranche B Agent and the US Lenders to effectuate the provisions or purposes of this letter.

11.	Amendments and Waivers. Neither this letter nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by the parties hereto.

12.	Headings. The division of this letter into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this letter.

13.	Successors and Assigns. This letter shall be binding upon and inure to the benefit of and be enforceable by the Agent, the Tranche B Agent, the US Lenders, the US Borrowers and the Obligors and their respective successors and assigns. The US Borrowers and the Obligors may not assign their respective rights under this letter without the prior written consent of the Agent, the Tranche B Agent and the US Lenders.

14.	Partial Invalidity. If any provision of this letter is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this letter as a whole, but this letter shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

15.	Acceptance. If the foregoing correctly sets out our agreement, please indicate your acceptance of this letter by signing below and returning an executed copy to us by no later than 5:00 p.m. on May 18, 2010 (the “Effective Time”). If not so signed and returned by all parties hereto to us on the Effective Time, this letter shall be null and void.

Yours truly,

REVOLVING LENDER AND AGENT:

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)

By:	/s/ Carmela Massari
Name: Carmela Massari Title: Vice President

By:
Name: Title:

Agreed this 18th day of May, 2010.

TRANCHE B LENDER AND TRANCHE B AGENT:

EXPORT DEVELOPMENT CANADA

By:	/s/ Peter Johnston
Name: Peter Johnston Title: Loan Portfolio Manager

By:	/s/ Christopher Wilson
Name: Christopher Wilson Title: Asset Manager

Agreed this 18th day of May, 2010.

US BORROWER:		US BORROWER:

SMTC MANUFACTURING CORPORATION OF CALIFORNIA		SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

By:	/s/ Jane Todd	By:	/s/ Jane Todd
	Name: Jane Todd Title: Secretary and Treasurer		Name: Jane Todd Title: Secretary and Treasurer

By:		By:
	Name: Title:		Name: Title:

US BORROWER:

SMTC MEX HOLDINGS, INC.

By:	/s/ Jane Todd
Name: Jane Todd Title: Secretary and Treasurer

By:
Name: Title:

OBLIGORS:

Each of the undersigned Obligors hereby:

(a)	acknowledges, confirms and agrees that such Obligor’s Financing Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of the Obligations under the US Loan Agreement;

(b)	acknowledges and confirms that such Obligor has received a copy of the US Loan Agreement and this letter and understands and agrees to the terms thereof;

(c)	acknowledges and confirms that the representations and warranties set forth in the Financing Agreements to which it is a party continue to be true and correct as of the date hereof; and

(d)	acknowledges and confirms that it is in compliance with the covenants set forth in the Financing Agreements to which it is a party as of the date hereof.

Dated as of the 18th day of May, 2010.

SMTC CORPORATION		SMTC HOLDINGS, LLC

By:	/s/ Jane Todd	By:	/s/ Jane Todd
	Name: Jane Todd Title: Secretary and Treasurer		Name: Jane Todd Title: Secretary and Treasurer

By:		By:
	Name: Title:		Name: Title:

HTM HOLDINGS, INC.		RADIO COMPONENTES DE MEXICO, S.A. DE C.V.

By:	/s/ Jane Todd	By:	/s/ Jane Todd
	Name: Jane Todd Title: Secretary and Treasurer		Name: Jane Todd Title: Secretary and Treasurer

By:		By:
	Name: Title:		Name: Title:

SMTC DE CHIHUAHUA, S.A. DE C.V.

By:	/s/ Jane Todd
Name: Jane Todd Title: Secretary and Treasurer

By:
Name: Title:

SCHEDULE 2.3(b)(i)

TRANCHE B LOAN AMORTIZATION SCHEDULE

Date	Principal Repayment Amount
April 1, 2011	US$	926,250
July 1, 2011	US$	926,250
October 1, 2011	US$	926,250
January 1, 2012	US$	926,250
April 1, 2012	US$	926,250
July 1, 2012	US$	926,250
October 1, 2012	US$	926,250
January 1, 2013	US$	926,250
April 1, 2013	US$	926,250
August 12, 2013	US$	926,250

SCHEDULE 8.6

OFFICER’S COMPLIANCE CERTIFICATE

See attached.

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you pursuant to the Second Amended and Restated Canadian Loan Agreement dated as of August 7, 2008, as amended by letter agreements dated April 2, 2009, August 4, 2009, December 4, 2009 and May 18, 2010, by and among SMTC MANUFACTURING CORPORATION OF CANADA, as Canadian Borrower, and WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, formerly known as WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as Revolving Lender and Agent, and the Second Amended and Restated US Loan Agreement dated as of August 7, 2008, as amended by letter agreements dated April 2, 2009, August 4, 2009, December 4, 2009 and May 18, 2010, by and among SMTC MANUFACTURING CORPORATION OF CALIFORNIA, SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS, SMTC MEX HOLDINGS, INC., as US Borrowers, WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Revolving Lender and Agent, and EXPORT DEVELOPMENT CANADA, as Tranche B Lender and Tranche B Agent.

1.	I am the duly elected, qualified and acting Senior Vice President Finance and Chief Financial Officer of the US Borrowers, Canadian Borrower and SMTC Corporation.

2.	I have reviewed and am familiar with the contents of this Certificate.

3.	I have reviewed the terms of the Canadian Loan Agreement and the US Loan Agreement referred to above. In this Certificate, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the US Loan Agreement.

4.	Attached hereto as Attachment 1 is a certificate signed by me demonstrating compliance with the EBITDA covenants set forth in Section 8.19 of the Canadian Loan Agreement and Section 8.18 of the US Loan Agreement together with the financial statements used to determine such compliance.

5.	Attached hereto as Attachment 2 is a certificate signed by me demonstrating compliance with the Maximum Total Debt covenants set forth in Section 8.24 of the Canadian Loan Agreement and Section 8.23 of the US Loan Agreement together with the financial statements used to determine such compliance.

6.	Attached hereto as Attachment 3 is a certificate signed by me demonstrating compliance with the Maximum Unfunded Capital Expenditures covenants set forth in Section 8.25 of the Canadian Loan Agreement and Section 8.24 of the US Loan Agreement together with the financial statements used to determine such compliance.

7.	Attached hereto as Attachment 4 is a certificate signed by me setting out the Total Leverage Ratio for the calculation of the Applicable Margin together with the financial statements used to determine such calculation.

8.	Attached hereto as Attachment 5 is a certificate signed by me setting out the EBITDA amount for the calculation of the Interest Rate together with the financial statements used to determine such calculation.

IN WITNESS WHEREOF, I execute this Certificate this      day of             , 20    .

SMTC CORPORATION

By:
Name: Title:

ATTACHMENT 1

EBITDA COVENANTS

See attached.

SMTC Corporation	31/03/2009 15:41

EBITDA Compliance Certificate

For Month and YTD period ending:

		Monthly actual	YTD Actual

Net income		—	—

Plus: Interest		—	—

Plus: Income taxes		—	—

Plus: Depreciation		—	—

Plus: Amortization		—	—

Less: Unusual gains	Detail below	—	—

Plus: Unusual losses	Detail below	—	—

Plus: Stock option expenses		—	—

EBITDA		—	—

Monthly rolling EBITDA

EBITDA for :		months ended		$—

EBITDA for the month of:				—
—
—

Rolling month /QTR EBITDA at				$—

Standard

Compliance				no

Name
Signature
Title
Date

ATTACHMENT 2

MAXIMUM TOTAL DEBT COVENANTS

See attached.

SMTC Corporation

Debt/EBITDA minus Unfunded Capex Ratio

Date

	31-Mar	30-Jun	30-Sep	31-Dec

Revolver	—

Term (Current)	—

Leases ( Current)	—

Term( LT)	—

Leases (LT)	—

Letters of credit	—

Total debt	—	—	—	—

EBITDA ( 4 QTR Rolling)	—

Debt/EBITDA	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!

Standard	6.9	5.2	4.4	3.6

Compliance	#DIV/0!	#DIV/0!	#DIV/0!	#DIV/0!

Name
Signature
Title
Date

ATTACHMENT 3

MAXIMUM UNFUNDED CAPITAL EXPENDITURES COVENANTS

See attached.

SMTC Corporation	3/31/2009 16:34

Date
Unfunded CAPEX Covenant

	31-Mar	30-Jun	30-Sep	31-Dec

YTD CAPEX
YTD CAPEX financing

YTD Unfunded CAPEX	$—	$—	$—	$—

Maximum	$1,000,000	$1,000,000	$1,000,000	$1,000,000

Compliance	YES	YES	YES	YES

Name
Signature
Title
Date

ATTACHMENT 4

TOTAL LEVERAGE RATIO – APPLICABLE MARGIN CALCULATIONS

See attached.

ATTACHMENT 5

EBITDA AMOUNT – INTEREST RATE CALCULATIONS

See attached.

SCHEDULE 8.18

EBITDA CALCULATIONS

See attached.

SMTC Manufacturing Corporation

EBITDA reported for 2009 by Quarter

Jan	$(140)	$—
Feb	479
Mar	1,064	1,403
Apr	(738)
May	496
Jun	1,861	1,619
Jul	(104)
Aug	227
Sep	1,540	1,663
Oct	771
Nov	646
Dec	2,188	3,605

Total	$8,290	$8,290